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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form F-4 of Vodafone Group Public Limited Company of our report dated March 1, 1999 relating to the consolidated financial statements of AirTouch Communications, Inc. ("AirTouch"), which appears on page 35 of the AirTouch 1998 Annual Report to Stockholders, which is incorporated by reference in the AirTouch Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 23, 1998 relating to the consolidated financial statements of CMT Partners, which appears on page S-3 of the AirTouch Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule of AirTouch which appears on page X-1 of the AirTouch Annual Report on Form 10-K for the year ended December 31, 1998 and our report on the Financial Statement Schedule of CMT Partners which appears on page S-12 of the AirTouch Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
April 22, 1999